Exhibit 99.2

FOR IMMEDIATE RELEASE

Weston Presidio Agrees to Acquire Cellu Paper Holdings, Inc.

East Hartford, Conn. – May 8, 2006— Weston Presidio and Cellu Paper Holdings, Inc., (“Cellu Paper”) the parent corporation of Cellu Tissue Holdings, Inc. (“Cellu Tissue”) and an entity controlled by Charterhouse Group, Inc., jointly announced today the signing of a definitive merger agreement providing for a recapitalization of Cellu Paper in which Cellu Paper  will merge with Cellu Acquisition Corporation, a wholly owned subsidiary of Cellu Parent Corporation, a newly formed corporation controlled by Weston Presidio. Cellu Paper’s management team will retain a significant ownership interest and will continue managing the company.

Under the terms of the definitive agreement, the total consideration (including assumption of $162.0 million in aggregate principal amount of Cellu Tissue’s outstanding 9.75% senior secured notes (the “Notes”)) is approximately $205.0 million, subject to adjustment for working capital and actual net cash at closing versus agreed upon targets and for certain tax benefits that Cellu Tissue may realize. In addition, total consideration is subject to adjustment for up to an additional $35.0 million in contingent earn out consideration based upon the achievement of certain financial targets.

In connection with the merger, Cellu Tissue will commence a consent solicitation with respect to the Notes to effect certain proposed amendments to the indenture governing the Notes and to seek the waiver by consenting Noteholders of the requirement under the indenture that it make a change of control offer to purchase the Notes following the merger. Noteholders will be eligible, subject to the terms and conditions of the consent solicitation, to receive a consent payment of $25 per $1,000 principal amount of Notes for which they deliver a consent to the proposed amendments and the change of control waiver on or prior to 5:00 p.m., New York City time, on May 23, 2006, unless such date is extended or earlier terminated. The consent solicitation will be made pursuant to a Consent Solicitation Statement, which will describe all of the terms and conditions of the consent solicitation and will be delivered to Noteholders at the launch of the consent solicitation. The receipt by Cellu Tissue of the consent and waiver of the holders of at least 95% in aggregate principal amount of the Notes is a condition to consummation of the merger.

Cellu Tissue manufactures and markets a variety of specialty tissue hard rolls and machine-glazed paper used in the manufacture of various end products, including diapers, facial and bath tissue, assorted paper towels and food wraps. In addition, Cellu Tissue produces a variety of converted tissue products. Cellu Tissue’s customers include major North American producers of branded and unbranded disposable consumer absorbent and tissue products for the personal and health care markets; consumer and away-from-home tissue products companies; national and regional tissue products distributors; and third-party converters who sell their products to food, bakery and confections companies. Cellu Tissue services a diverse group of high-quality customers, with three of its top 10 customers belonging to the Fortune 150 group of companies.

Russell C. Taylor, President and Chief Executive Officer of Cellu Tissue, remarked: “We are extremely pleased to have Weston Presidio as our new partner. They are fully supportive of the company’s strategy to grow our value-added product offerings.”

“We are excited to have the opportunity to partner with Cellu Tissue’s outstanding and committed management team in this transaction,” said Sean Honey, General Partner of Weston Presidio. “Led by Russell Taylor, Cellu Tissue has grown into the leading independent tissue and specialty paper manufacturer in North America.”

“Cellu Tissue provides an excellent platform for accelerated growth,” added David Ferguson, General Partner of Weston Presidio. “We look forward to continuing to generate more value-added business while leveraging Cellu Tissue’s reputation for high quality products with superior customer service.”

The merger, which is subject to customary conditions, including the approval of Cellu Paper stockholders, the expiration of antitrust waiting periods, the receipt by Cellu Tissue of the consent and waiver of the holders of at least 95% in aggregate principal amount of the Notes and the refinancing of Cellu Tissue’s existing working capital facility, is expected to close by June 2006. Cellu Parent Corporation plans to finance the acquisition primarily with equity contributed by Weston Presidio.

Cellu Tissue will file a description of the material terms of the definitive agreement as a “Subsequent Event” in its Form 10-K for the fiscal year ended February 28, 2006, and will also attach to that filing a copy of the definitive agreement. All parties desiring details regarding the terms and conditions of this transaction are urged to review the contents of the definitive agreement on the SEC’s website at www.sec.gov.

This announcement is for informational purposes only. It does not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents. The consent solicitation will be made solely by means of a consent solicitation statement and related consent letter.

JPMorgan and William Blair & Company, L.L.C. acted as the financial advisors to Cellu Paper on the transaction and will act as the consent solicitation agent for the Note consent. Proskauer Rose LLP served as legal advisor to Cellu Paper and Ropes & Gray LLP served as legal advisor to Cellu Parent Corporation.

About Weston Presidio: Weston Presidio, founded in 1991, is a private equity firm with over $3.3 billion under management to invest through growth equity investments, management buyouts and recapitalizations. With offices in Boston, San Francisco, and Menlo Park, Weston Presidio has worked side by side with world-class management teams throughout North

America. Weston Presidio has a multi-industry investment strategy that has allowed the firm to partner with over 300 portfolio companies in a variety of industries including consumer products and retail, manufacturing and industrial, media, service, and technology. For more information, visit www.westonpresidio.com.

About Charterhouse: Charterhouse Group, Inc. is a New York-based private equity firm with over three decades of experience in building leading middle-market companies. Since its inception in 1973, the firm has completed investments in over 90 platform companies with a focus in the business services, healthcare services and consumer sectors.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended including statements regarding the expected timing, completion and effects of the proposed acquisition. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements included in this document are based upon information available to Cellu Paper as of the date hereof, and Cellu Paper assumes no obligation to update any such forward-looking statement. Cellu Paper cautions you that any forward looking information is based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Cellu Paper may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain the consent of the holders of the Notes, failure of the purchaser to obtain financing or the failure to satisfy the other closing conditions. These factors and other factors that may affect the business or financial results of Cellu Paper are described in Cellu Tissue’s filings with the SEC, including  its annual report on Form 10-K for the fiscal year ended February 28, 2006.

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